As filed with the Securities and Exchange Commission on July 26, 2013.	File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EQUIFAX INC.

(Exact name of registrant as specified in its charter)

Georgia	58-0401110
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1550 Peachtree Street, N.W.

Atlanta, Georgia 30309

(404) 885-8000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting
		(Do not check if a smaller reporting company)	company ☐

EQUIFAX INC. AMENDED AND RESTATED 2008 OMNIBUS INCENTIVE PLAN

(Full title of the plan)

John J. Kelley III, Esq.

Corporate Vice President and Chief Legal Officer

1550 Peachtree Street, N.W., Atlanta, Georgia 30309

(404) 885-8000

(Name, address and telephone number of agent for service)

Copy to:

Dean C. Arvidson, Esq.

Senior Vice President, Deputy General Counsel

and Corporate Secretary

1550 Peachtree Street, N.W., Atlanta, Georgia 30309

(404) 885-8000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)(3)	Proposed Maximum Offering Price Per Share(4)	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee
Common Stock, par value $1.25 per share	11,000,000 shares	$61.03	$671,330,000	$91,570

(1)	This registration statement (the “Registration Statement”) registers the issuance of an aggregate of an additional 11,000,000 shares of the common stock of Equifax Inc. (the “Registrant”), par value $1.25 per share (the “Common Stock”), reserved for issuance under the Equifax Inc. Amended and Restated 2008 Omnibus Incentive Plan.

(2)	Includes an equal number of rights to purchase shares of Common Stock under Registrant’s Rights Agreement dated as of October 14, 2005, as amended, between Registrant and SunTrust Bank, as rights agent, which are currently attached to and are transferable only with shares of Common Stock registered hereby.

(3)	Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement also covers an indeterminate number of shares that may become issuable under the plan as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock.

(4)	Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c) and (h) under the Securities Act of 1933 on the basis of $61.03 per share, which was the average of high and low sales prices of the Common Stock as reported on the New York Stock Exchange on July 25, 2013.

Explanatory Note

This registration statement on Form S-8 is filed by Equifax Inc., a Georgia corporation (the “Company”) relating to 11,000,000 shares of its common stock, par value $1.25 per share (the “Common Stock”), issuable under the Equifax Inc. Amended and Restated 2008 Omnibus Incentive Plan (the “Plan”), which Common Stock is in addition to the 16,500,000 shares of Common Stock registered on the Company Registration Statement on Form S-8 filed on July 29, 2008 (Commission File No. 333-152617) (the “Prior Registration Statement”).

This Registration Statement related to securities of the same class on those to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding the Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the content of the Prior Registration Statement is incorporated herein by reference and made a part of this Registration Statement, except as supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.

 *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The reports listed below have been filed by the Registrant with the U.S. Securities and Exchange Commission (the “SEC”) and are incorporated herein by reference to the extent not superseded by reports or other information subsequently filed or furnished.  All of Registrant’s reports filed with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), after the date of this Registration Statement and prior to filing a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports.

(a)   The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 22, 2013;

(b)  The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2013, filed with the SEC on April 25, 2013, and the quarter ended June 30, 2013, filed with the SEC on July 25, 2013;

(c)   The Company’s Current Reports on Form 8-K filed with the SEC on May 8, 2013 and July 26, 2013;

(d)  All other reports filed with the SEC by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2012; and

(e)   The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-3/A filed with the SEC on November 4, 2005, as amended, and any amendment or report filed for the purpose of updating such description.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

The securities to be offered are registered under Section 12 of the Exchange Act.

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Item 5.  Interests of Named Experts and Counsel.

Certain legal matters in connection with the Common Stock offered hereby will be passed upon for the Registrant by John J. Kelley III, Esq., Corporate Vice President and Chief Legal Officer.  Mr. Kelley beneficially owns, or has rights to acquire under employee benefit plans, less than one percent of the Registrant’s outstanding shares of Common Stock.

Item 6.  Indemnification of Directors and Officers.

The Georgia Business Corporation Code permits, and Registrant’s bylaws require, Registrant to indemnify any person who is a party to any threatened, pending or completed action, suit or proceeding (which could include actions, suits or proceedings under the Securities Act), whether civil, criminal, administrative, arbitrative or investigative by reason of the fact that such person is or was a director or officer of Registrant or is or was serving at Registrant’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. However, Registrant will not indemnify any director or officer who is found liable to Registrant or is subjected to injunctive relief in favor of Registrant for:

(1)	any appropriation of any business opportunity of Registrant in violation of the director’s duties;

(2)	acts or omissions which involve intentional misconduct or a knowing violation of law;

(3)	paying a dividend or approving a stock repurchase in violation of Georgia law; or

(4)	any transaction from which the director derived an improper personal benefit.

Registrant’s Amended and Restated Articles of Incorporation also provide that the indemnification rights contained in the Bylaws shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

Registrant believes that its charter and bylaw provisions are necessary to attract and retain qualified persons as directors and officers.

Registrant has purchased and maintains liability insurance to protect its officers and directors against any liability asserted against them or incurred by them as permitted by its Amended and Restated Articles of Incorporation and Section 14-2-858 of the Georgia Business Corporation Code. The insuring of the directors and officers is permitted whether or not Registrant would have the power to indemnify that director, officer, agent or employee under its charter or the terms of the Georgia Business Corporation Code.

These indemnification provisions may be sufficiently broad to permit indemnification of Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The exhibits included as part of this Registration Statement are as follows:

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Exhibit Number	Description

4*	Amended and Restated Rights Agreement dated as of October 14, 2005, between Equifax Inc. and Sun Trust Bank, as Rights Agent, which includes as Exhibit A the form of Rights certificate and as Exhibit B the Summary of Rights (incorporated by reference to Exhibit 4.1 to Registrant’s Form 8-K filed on October 18, 2005).

5	Opinion of John J. Kelley III, Esq., Corporate Vice President and Chief Legal Officer for the Registrant, regarding the validity of the securities to be issued.

10.1*	Equifax Inc. Amended and Restated 2008 Omnibus Incentive Plan (incorporated by reference to Appendix C to Registrant’s definitive proxy statement filed on March 20, 2013).

23.1	Consent of John J. Kelley III, Esq., Corporate Vice President and Chief Legal Officer for the Registrant (included in the opinion filed as Exhibit 5 hereto).

23.2	Consent of Ernst & Young LLP.

24	Powers of Attorney (included on the signature page hereof).

 *Incorporated by reference.

Item 9.  Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 26th day of July, 2013.

EQUIFAX INC.

By:	/s/Richard F. Smith
Richard F. Smith
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lee Adrean, Nuala M. King, John J. Kelley III, and Dean C. Arvidson, and each of them, any of whom may act without the joinder of the others, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, including post-effective amendments filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits hereto and other documents in connection therewith with the U.S. Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby, ratifying and confirming all that such attorneys-in-fact and agents, or his or her substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/Richard F. Smith	Chairman, Chief Executive Officer and a
Richard F. Smith	Director (Principal Executive Officer)	July 26, 2013

/s/Lee Adrean	Corporate Vice President and Chief
Lee Adrean	Financial Officer (Principal Financial Officer)	July 26, 2013

/s/Nuala M. King	Senior Vice President and Corporate
Nuala M. King	Controller (Principal Accounting Officer)	July 26, 2013

/s/James E. Copeland, Jr.	Director
James E. Copeland, Jr.		July 26, 2013

/s/Robert D. Daleo	Director
Robert D. Daleo		July 26, 2013

/s/Walter W. Driver, Jr.	Director
Walter W. Driver, Jr.		July 26, 2013

/s/Mark L. Feidler	Director
Mark L. Feidler		July 26, 2013

/s/L. Phillip Humann	Director
L. Phillip Humann		July 26, 2013

/s/Siri S. Marshall	Director
Siri S. Marshall		July 26, 2013

/s/John A. McKinley	Director
John A. McKinley		July 26, 2013

/s/Mark B. Templeton	Director
Mark B. Templeton		July 26, 2013

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EXHIBIT INDEX

Exhibit Number	Description

4*	Amended and Restated Rights Agreement dated as of October 14, 2005, between Equifax Inc. and Sun Trust Bank, as Rights Agent, which includes as Exhibit A the form of Rights certificate and as Exhibit B the Summary of Rights (incorporated by reference to Exhibit 4.1 to Registrant’s Form 8-K filed on October 18, 2005).

5	Opinion of John J. Kelley III, Esq., Corporate Vice President and Chief Legal Officer, Counsel for the Registrant, regarding the validity of the securities to be issued.

10.1*	Equifax Inc. Amended and Restated 2008 Omnibus Incentive Plan (incorporated by reference to Appendix C to Registrant’s definitive proxy statement filed on March 20, 2013).

23.1	Consent of John J. Kelley III, Esq., Corporate Vice President and Chief Legal Officer for the Registrant (contained in Exhibit 5 hereto).

23.2	Consent of Ernst & Young LLP.

24	Powers of Attorney (included on the signature page hereof).

 *Incorporated by reference.

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